EXHIBIT 99.1


           ARDENT COMMUNICATIONS INITIATES FINANCIAL RESTRUCTURING

             COMPANY FILES FOR REORGANIZATION THROUGH CHAPTER 11;
   INITIATES ACTIONS TO ENSURE UNINTERRUPTED OPERATIONS AND CUSTOMER SERVICE

Arlington, Va.; October 11, 2001 Ardent Communications, Inc. (SM) (OTCBB:
ARDT), a provider of broadband access and bundled data services, today announced that it has filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the
District of Columbia.   The Company has also announced that it has
substantially reduced its headcount to decrease its expenditures. It is expected that the Company's network and its customers will remain unaffected while under bankruptcy protection.

Filing Chapter 11 will enable Ardent Communications to continue to support its current customers and offer new customers high quality data services while the Company undergoes this restructuring.

Additionally, three of the Company's directors have resigned from the Board of Directors. They are Alexander Navab, Jr., James H. Greene, Jr., and John K. Saer, Jr.

"Unfortunately the ongoing downturn in the capital markets, exacerbated by the recent terrorist events, has adversely impacted Ardent Communications as it has on the entire telecommunications and Internet industry," said Michael Lee,
president and CEO of Ardent Communications.   "With the lack of funding
available in these current market conditions, we needed to be completely self sustainable without outside financing. We are initiating actions, including the filing of this petition, that will enable continuing operation of Ardent as we work to adjust the company's business model, sales strategy and debt commitments."

Looking to the future, the Company believes its network is significantly underutilized, presenting both wholesale and retail opportunities for Ardent to continue to grow its business and maximize value amidst a difficult economic environment.

"We were in the midst of restructuring before we filed chapter 11, and were successful in many aspects of the process, including reducing network and administrative costs and increasing revenue and target margins," Lee continues. "We are still executing to this restructuring plan. However, with recent events, we have now chosen to continue this process under the protection of chapter 11 as a path to ensure long term viability and maximize value."

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Ardent Communications, Inc. (OTCBB:  ARDT) is a nationwide supplier of broadband Internet access solutions and provides price competitive high speed Internet services to businesses in 29 Points of Presence (serving 38 metro areas) across the nation utilizing a tier-one, nationwide Internet network. The Company offers always-on, broadband Internet access to its customers through its digital subscriber line (DSL) service, and through T-1, DS-3 and other bandwidth connections in major metropolitan areas throughout the U.S.
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Additionally, the Company provides bundled data services including Web hosting, colocation services and other value added managed data services. Finally, the Company also provides service to certain hotel properties utilizing installed high speed Internet service and business centers. The Company uses its unmanned business centers and Internet kiosks to deliver broadband Internet access and content to hotels and public venues, such as airports, retail centers, and cruise ships.

Ardent Communications, Inc. is headquartered in Arlington, VA. and operates a coast-to-coast OC-12 clear-channel network, and peers with public and private partners, and at national exchange points.

This release contains statements relating to Ardent's future expectations and business strategies or other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the statements. Important factors that may cause actual results to differ from projections include, among others: changes in business and market conditions; changes in the Internet services industry and the general economy; our limited operating history; our ability to manage rapid growth; our ability to enter into joint ventures and other strategic relationships with companies on terms acceptable to us; access to additional capital; and the impact of computer and related problems that may arise from our operations.

Contact: Peter Benedict
Ardent Communications, Inc.
703-247-6328
p.benedict@ardentcomm.com